UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 14, 2020

SMARTMETRIC, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or other Jurisdiction of Incorporation)

000-54853	05-0543557
(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89109

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702)-990-3687

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 14, 2020, the Company filed its Report on Form 10-Q for the quarterly period ended December 31, 2019 (“Quarterly Report”). On February 14, 2020, Prager Metis CPAs (“Prager”), the Company’s independent registered public accounting firm, informed the Company’s management that Prager did not complete its review of the Company’s financial statements contained in the Quarterly Report as is required by the rules and regulations of the Securities and Exchange Commission. The financial statements thus are deemed substantially deficient.

Following the Company’s management’s discussions with Prager, the Company has determined that the financial statements contained in the Quarterly Report should not be relied upon as a result of Prager not completing its review. The Company will amend the Quarterly Report once Prager has completed its review.

The Company has provided Prager a copy of this Form 8-K and requested Prager to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in Item 4.02 of this Form 8-K, and, if not, stating the respects in which it does not agree. Prager’s response letter is included as Exhibit 7.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
7.1	Letter of Prager Metis CPAs to the SEC dated February 21, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTMETRIC, INC.

Date: February 21, 2020	By:	/s/ Chaya Hendrick
		Name:	Chaya Hendrick
		Title:	Chief Executive Officer

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